CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-250161 on Form S-6 of our report dated December 9, 2020, relating to the financial statement of FT 9070, comprising High-Yield Income Closed-End Portfolio, Series 92, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 9, 2020